Exhibit 5.1

February 24, 2023

First Industrial Realty Trust, Inc.

1 N. Wacker Drive, Suite 4200

Chicago, Illinois 60606

Ladies and Gentlemen:

This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of up to sixteen million (16,000,000) shares of the Company’s common stock, par value $0.01 per share for a maximum aggregate offering price of $800,000,000 (collectively, the “Securities”) pursuant to (1) those certain Equity Distribution Agreements, each dated February 24, 2023 (the “Distribution Agreements”) by and among the Company, First Industrial L.P., a Delaware limited partnership (the “Operating Partnership”) and each of Wells Fargo Securities, LLC, UBS Securities LLC, Samuel A. Ramirez & Company, Inc., Regions Securities LLC, J.P. Morgan Securities LLC, Jefferies LLC, Fifth Third Securities, Inc., Citigroup Global Markets Inc., BTIG, LLC, RBC Capital Markets, LLC and BofA Securities, Inc., (2) the Master Forward Confirmations, each dated February 24, 2023, between the Company and each of Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Regions Securities LLC, Samuel A. Ramirez & Company and UBS AG, London Branch (the “Master Forward Confirmations”), and any and all Terms Agreements, Forward Contracts, Alternative Distribution Agreements and/or Alternative Terms Agreements (each as defined in the Distribution Agreements).

The Securities were registered pursuant to a registration statement on Form S-3 (No. 333-269886) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2023, which was declared effective upon filing, including a prospectus thereto (the “Prospectus”) filed with the Commission, as supplemented by the prospectus supplement dated February 24, 2023 (the “Prospectus Supplement”). Each of the Registration Statement, the Prospectus and the Prospectus Supplement was filed under the Securities Act of 1933, as amended (the “Securities Act”). Terms used but not defined herein shall have the meanings given to them in the Distribution Agreements.

In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date (the “Charter”);

(b)	Third Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

(c)	records of proceedings of the Board of Directors of the Company, including those certain resolutions adopted February 17, 2022 (collectively, the “Authorizing Resolutions”);

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(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated February 13, 2023;

(e)	the Registration Statement, Prospectus and Prospectus Supplement;

(f)	the Distribution Agreements, the Master Forward Confirmations and form of Terms Agreement;

(g)	certificates of officers of the Company and the representations and warranties contained in the Distribution Agreements; and

(h)	such other contracts, certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

With respect to the foregoing documents, we have assumed (i) the legal capacity of all natural persons signing any document reviewed by us, (ii) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and (iii) the conformity to originals of all documents submitted to us as certified or reproduced copies and the authenticity of the originals of such copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and accordingly we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

We have further assumed that (i) the Company will continue to be incorporated and in existence and good standing in the State of Maryland, and there will be no changes in applicable law, the Charter or the Bylaws or the authorization of the issuance of the Securities between the date of this opinion and any date of issuance or delivery of the Securities; (ii) prior to issuance of the Securities, valid consideration for the Securities has been received in full and consists in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services performed; (iii) to the extent that any Securities are being issued in exchange for or upon exercise or conversion of any other securities, the requirements of clause (ii) of this sentence shall have been satisfied as to the issuance of such other securities; (iv) the aggregate number of shares of each class or series of stock of the Company that would be outstanding after the issuance of any of the Securities and any contemporaneously issued class or series of stock of the Company, together with the number of shares of each class or series of stock of the Company previously issued and outstanding or reserved for issuance, does not exceed the number of shares of each class or series of stock of the Company, respectively, then authorized under the Charter; (v) the Prospectus and Prospectus Supplement will have been filed with the Commission, have become effective and have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the Prospectus Supplement; (vii) the Distribution Agreements, Master Forward Confirmations and any Alternative Distribution Agreements, Forward Contracts, Terms Agreements and Alternative Terms Agreements shall have been duly authorized and validly executed and delivered by the Company and the other parties thereto and shall be binding upon and enforceable against the Company and the other parties thereto; (viii) any and all Alternative Distribution Agreements and Alternative Terms Agreements are identical to the Distribution Agreement and Terms Agreement, respectively; (ix) the Registration Statement has become effective; and (x) no “stop order” or other prohibition of the Commission preventing or suspending the use of the Prospectus contained in the Registration Statement, the Prospectus Supplement or any other prospectus supplement will have been issued.

We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the State of Maryland.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Securities, when issued in accordance with the Authorizing Resolutions, upon receipt by the Company of the consideration provided for in the Authorizing Resolutions and as provided in the Distribution Agreements, Terms Agreements, Forward Contracts, Registration Statement, Prospectus and Prospectus Supplement, will be duly authorized, validly issued, fully-paid and non-assessable.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, and that additional action will be taken by the Company to effect the issuance of the Securities.

This opinion may be relied upon by the firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP with respect to that firm’s opinion which may be filed as an exhibit to the Company’s Form 8-K filing with the Commission on the date hereof. In addition, we hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement, Prospectus or Prospectus Supplement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MCGUIRE WOODS LLP